BANCO SANTANDER PUERTO RICO
ACUERDO DE TERMINOS Y CONDICIONES DE EMPLEO
PARA EL PUESTO DE DIRECTOR COMERCIAL ADJUNTO

EI presente acuerdo de empleo para el puesto de Director Comercial Adjunto es efectivo hoy .30 de febrero de 2003. Las partes que suscriben el presente Acuerdo o Contrato son Banco Santander Puerto Rico, (en adelante el "Banco" o "Santander") y el Sr. Rafael Saldaña Sola (en adelante el "Director").

1. Términos y condiciones

EI Director dedicara todo su esfuerzo y el tiempo necesario para conseguir Los objetivos establecidos por el Banco y desempeñara los deberes indicados en la Descripción de Puesto (Anejo A). Estos deberes pueden variar siempre y cuando el supervisor o a quien reporte el Director así 1o disponga y conforme alas necesidades operacionales y de negocio del Banco. Los objetivos y metas del puesto que ocupara se entregaran durante la primera semana de empleo por el Supervisor Inmediato. EI Director deberá cumplir con estas metas y objetivos. EI Director se compromete a cumplir cabal mente can la normativa, procedimientos y políticas del Banco

EI Banco ha confiado en la veracidad de la información y datos suministrados por el Director en la solicitud de empleo y otros formularios de ingreso y este podrá ser despedido en cualquier momento de constatarse que ha omitido y/o suministrado información incompleta y/o falsa en los formularios.

EI Banco se reserva el derecho de modificar las funciones, condiciones y términos de empleo aquí expresados, conforme surjan las necesidades de la institución, excepto 1o por los términos y condiciones de compensación según expresados en la carta de oferta fechada 17 de enero de 2003 Dichos cambios serán notificados par escrito al Director, para que este pueda cumplir can los nuevas requerimientos

2. Compensación y Beneficios

Efectivo a la fecha de este contrato el Banco compensara al Director con un salario bruto anual de $250,000.00. Se incorporan a este contrato las condiciones detalladas en la carta de oferta fechada 17 de enero de 2003. Además, disfrutara de un bono especial de $25,000.00 pagadero en la primera bisemana de cobro. EI Director devolverá el1 00% del bono especial en el caso de terminar la relación de empleo de forma voluntaria el primer ano de servicio. En el caso de terminar la relación de empleo de forma voluntaria durante el segundo ano de servicio el Director devolverá el 50% del bono especial, EI Director devolverá el par ciento correspondiente del bono especial antes de su ultimo día de trabajo y dicha suma será una deuda liquida, vencida y exigible desde dicho momento.

EI Director habrá de participar en los planes de beneficios establecidos por el Banco para sus empleados sujeto a 1o establecido en cada plan. Disfrutara del Bono de Navidad al cumplir con los parámetros de ley y sujeto a que la Junta de Directores 1o autorice anualmente. También participara del Programa de Compensación Variable, establecido para el puesto, siempre y cuando cumpla con todos LOS objetivos y metas establecidos para el puesto y sea un empleado activo al momento de la otorgación

Los pagos mencionados en el inciso de Compensación, Salarios y Beneficios estarán sujetos alas deducciones legales pertinentes bajo los estatutos federales y locales aplicables.

3. Secretos de Negocio

Durante el transcurso de su empleo el Director tendrá acceso a documentos confidenciales, información de listados de clientes, prospectos clientes, estrategias de mercadeo, y otro tipo de política y material que constituye para el Banco información relacionada y para el negocio, la cual para todos Los efectos constituye información confidencial. La información confidencial del Banco es propiedad de la Institución. EI Director no puede divulgar directa o indirectamente dicha información, excepto que la necesidad del negocio así 1o requiera y para esto deberá ser autorizado par el Supervisor Inmediato.

Si renuncia o termina la relación de empleo requerimos de usted una absoluta protección de la información confidencial y privilegiada del negocio, incluyendo abstenerse a divulgar o utilizar la misma para beneficia propio, su nuevo patrono o terceras personas Esta información incluye, pero sin limitarse, a secretos de negocio, información propiedad del Banco, afiliadas y subsidiarias, asuntos confidenciales, metodología operacional, listas de clientes de clientes potenciales, relaciones de negocio, productos bancarios, estrategias, tácticas, planes de negocio, base de datos, desarrollo de programas de computadoras, información financiera, estados de situación, balances de cuentas márgenes de ganancias, tenencia de acciones, estudios económicos, estudios de mercado, estrategias de mercadeo y otros de similar naturaleza,

Si el Director viola alguna de las disposiciones antes mencionada, de no divulgación o utilización de información confidencial, el Banco tendrá el derecho a solicitar un "injunction" o interdicto (permanente o preliminar) para que el Director cese y desista de la practica y se abstenga de incurrir en la conducta antes mencionada. Los remedios de los que dispondrá el Banco en esta situación, podrán incluir desde violación de contrato, así como resarcimiento en danos U otros

4. Terminación

Las partes acuerdan que este contrato puede terminarse par cualesquiera de las partes. En el caso del Banco, el Contrato se podrá dar par terminado par o sin causa justificada. En el caso de que termine la relación sin causa justificada, se indemnizara al Director conforme a 1o establecido en la Ley 80 de 30 de mayo de 1976, según enmendada, o la cantidad de $250,000.00,10 que sea mayor.

Se entiende que será "justa causa", según definida par la Ley Núm. 80 de 30 de mayo de 1976, según enmendada; o cuando la determinación obedece a una orden de una autoridad federal o estatal competente. EI empleado podrá dar par terminado este Contrato mediante notificación verbal y por escrito al Banco, con por 1o menos 30 días de anticipación al ultimo día de trabajo que establezca en la notificación escrita

5. Cambia en el control del Banco

Si durante el periodo de 12 meses, a partir de la fecha de firmado este contrato ocurriera un cambia en el control del Banco, el Ejecutivo cesara funciones en su puesto, En consideración a los servicios previa mente prestados al Banco, y en consideración a las oportunidades profesionales actuales a potenciales a las que renunció el Ejecutiva par trabajar con el Banco, el ejecutivo recibirá como indemnización el pago mencionado en la Cláusula numero 4 de este contrato.

EI termino "cambia en el control" 5e define como el cambia que ocurre cuando un tercero, adviene dueño de las acciones del Banco y tiene 25% o mas del total de votos que se pueden emitir en una elección de la junta de Directores del Banco, a si mediante su voto el tercero puede elegir el 25% o mas de los Directores del Banco; o como resultado de, o en conexión con una oferta de compra, fusión, venta de activos, o traspaso de negocio en marcha, los miembros de la Junta de Directores previa a la transacción, cesan de constituir la mayoría de la Junta del Banco o de cualquier institución sucesora.

6. Totalidad de los acuerdos

Este Contrato contiene todos Los acuerdos entre las partes y el mismo no podrá ser modificado, enmendado o alterado, a no ser que este par escrito y se suscriba par las partes aquí comparecientes.

7. Ley aplicable

EI presente contrato se regirá par las leyes del Estado Libre Asociado de Puerto Rico,

8. Separabilidad

En la eventualidad de que cualquier parte, condición o disposición de este contrato, sea declarada nula e ineficaz en derecho par cualquier tribunal competente, dicha determinación no afectara la validez de las demás disposiciones de este contrato, los cuales continuaran en plena vigor. Así mismo, las partes consienten a que un tribunal competente modifique, altere, enmiende o interprete cualquier parte de este contrato viciada de nulidad de tal modo que elimine aquella parte de la disposición particular.

9.Aceptación

Las partes aceptan que el presente contrato contiene todos los acuerdos entre ellos y 1o firman libre y voluntariamente.

DADO, en San Juan, Puerto Rico el_3 de febrero de 2003

By:/s/ Ivonna PJ. Pacheco Pérez
Directora de Recursos Humanos

By:/s/ Rafael Saldaña Solá

Director